Exhibit 10.4.3
Am Contract No. 750-33576-2001
Amendment # 6
Amendment No. 6 to the
Master Software License and Distribution Agreement
(Contract No. 220-00-0134) between
Cellco Partnership, a Delaware general partnership d/b/a Verizon Wireless
and
Smith Micro Software, Inc.
This Amendment No. 6 (“Amendment”) amends the Master Software License and Distribution Agreement (“Agreement”) between Cellco Partnership, a Delaware general partnership d/b/a Verizon Wireless (“Verizon Wireless”) on behalf of itself and for the benefit of its Affiliates and Smith Micro Software, Inc. (“SMSI”). This Amendment shall be effective on November 1, 2006, (the “Effective Date”), unless terminated in accordance with the Agreement (Termination).
WHEREAS, Verizon Wireless and SMSI entered into a Master Software License and Distribution Agreement dated December 1, 2000, which previously has been amended by Amendments No. 1 through No. 5; and
WHEREAS, Verizon Wireless and SMSI now desire to further amend the Agreement to include additional projects and revise the pricing as set forth therein;
NOW, THEREFORE, in consideration of the foregoing promises, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, SMSI agrees to develop QuickAccess as provided for herein and to accelerate its planned development of the Software to add V CAST Music Essentials Manager. It is agreed that V CAST Music Essentials Manager is within SMSI’s planned development of the Software under Section 2.2 of the Agreement. Verizon Wireless and SMSI hereby agree as follows:
1.	This Amendment is an integral part of the Agreement. The terms used herein which are defined or specified in the Agreement shall have the meanings set forth in the Agreement. If there are any inconsistencies between a specific term or condition of this Amendment and a specific term or condition of the Agreement, the specific term or condition of this Amendment shall control.

2.	The following definitions shall be changed or added to Section 1.1 (Definitions) as set forth below:
The following definitions shall be added to Section 1.1:
“Activation” means an activation of wireless service with Verizon Wireless of service for a digital device distributed with QuickAccess, including, without limitation, full or short term service, initial activation of prepaid service, post-paid service (excluding conversion from prepaid service), activation of service via wireless or landline telephone, or other activation of service utilizing an Embedded Product, PC Card or compatible tethered handsets.
Master Software License and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

“Work Product” means tangible and intangible work product, ideas, concepts, know-how and information and the writings or other tangible media of expression in which any of the same are fixed (including, without limitation, all reports, computer software systems, routines, data models, technical data, processes, designs, code (including all source code) and documentation and systems, concepts and business information) and all proprietary rights (including, without limitation, rights under patent, copyright, trade secret and other similar laws) therein, embodied in, or necessary for the use and operation of, the Software developed under this Agreement.
“V CAST Music Essentials Manager” means the software product developed by SMSI under the name “QuickLink Music” for Windows OS version XP, which will be adapted and customized hereunder pursuant to specifications written by SMSI and reviewed and approved by Verizon Wireless (pursuant to the document entitled V CAST Music Essentials Manager Specification Version 1.7, dated October 9, 2006, which is attached hereto as Exhibit A to Schedule A-8). V CAST Music Essentials Manager shall provide end-users a PC-based application that allows such end-users to purchase and download music to their PCs, manage such music on their PCs and to allow Verizon Wireless end users to transfer such music to their compatible Verizon Wireless devices. Version 1.0 will support any V CAST Music capable Verizon Wireless device that has been commercially launched on or before November 10, 2006. Version 2.0 will support any V CAST Music capable Verizon Wireless device commercially launched after November 10, 2006.
The definition of “QuickAccess” in Section 1.1 shall be deleted in its entirety and replaced with the following:
“QuickAccess” means the current and future versions of the software product developed for Windows OS version 2000 and above, MAC OS, and any mutually agreed to future operating systems, which provides Verizon Wireless end-users a mechanism to self-activate their Embedded Products, PC Cards or compatible’ tethered handsets, thereby allowing access to the Verizon Wireless 1xRTT and EVDO networks. End users will be able to sign up for Verizon Wireless prepaid or post paid 1xRTT/EVDO service offering and shall provide a standardized user interface (UI) for Verizon Wireless customers to activate access to Verizon Wireless 1xRTT and EVDO networks. In one version, QuickAccess will be integrated into the Unified client, and in another version, QuickAccess shall be a stand-alone product. QuickAccess, integrated into the Unified Client (“QuickAccess Integrated”), can activate access to the Verizon Wireless 1xRTT and EVDO Networks utilizing the Unified Client. QuickAccess as a stand alone product (“QuickAccess Standalone”) can activate access to the Verizon Wireless 1xRTT and EVDO Networks by Embedded Products utilizing a network access client supplied by the Manufacturer of such Embedded Product.”
The definition of “Embedded Product” in Section 1.1 shall be deleted in its entirety and replaced with the following:
“Embedded Product” means a wireless EVDO module embedded in a digital device, manufactured by a digital device OEM that is configured for access to and usage of
Master Software License, and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

the Verizon Wireless Service by a computer using Windows OS version 2000 and above, MAC OS, and any mutually agreed to future operating systems.”
The definition of “Related Services” in Section 1.1(k) shall be deleted in its entirety and replaced with the following:
“k.	“Related Services” means (1) those services such as technical support, training, customization and adaptation and other services provided for herein which SMSI will provide to Verizon Wireless hereunder. Those Related Services which will be provided by SMSI and the charges therefore, if any, shall be as specified on the Schedules A, A-1, A-2, A-3, A-4, A-6, A-7, A-8, B and E attached hereto, and incorporated herein by reference.”
The definition of “Software” in Section 1.1(m) shall be deleted in its entirety and replaced with the following:
“m.	“Software” refers to the computer program and applications, available hereunder as described in Schedules A, A-l, A-2, A-3, A-4, A-6, A-7 and A-8 and includes all related documentation and manuals.”
3.	Section 1.2 “Scope” shall be deleted in its entirely and replaced with the following:

“1.2 Scope. SMSI shall provide to Verizon Wireless the Software, Kits and Related Services as described in Orders Verizon Wireless may from time to time place hereunder. It is expressly understood and agreed that this Agreement is intended to establish uniform and consistent terms and conditions for any such Orders and that Verizon Wireless is not obligated to place any Orders with SMSI. It is further expressly understood and agreed that this Agreement does not limit, in any way, the right of Verizon Wireless to contract with any other parties for the procurement of comparable products, software and/or services, subject to any intellectual property rights of SMSI in and to any SMSI Work Product.”

4.	Section 2.1.13 of the Agreement shall be deleted in its entirety and replaced with the following:

“2.1.13 SMSI hereby grants Verizon Wireless the right to sublicense, reproduce, distribute and market current and future versions of QuickAccess to manufacturers and distributors of Embedded Products and to grant to such parties the right to reproduce, market and distribute QuickAccess for use with its Embedded Product.”

5.	Section 2.1.14 of the Agreement shall be deleted in its entirety and replaced with the following:

“2.1.14 SMSI grants to Verizon Wireless a right to sublicense QuickAccess to manufacturers and distributors of Embedded Products to permit them to create a Compact Disc containing QuickAccess solely for the purpose of enabling such parties’ end-users of the Embedded Product to reinstall QuickAccess, among other products, in the event of a system failure or hard drive failure on the end-user’s Embedded Product (“Recovery CD”). The Recovery CD may be distributed after Termination.”
Master Software License and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

6.	Section 3.2 a of the Agreement (which is preceded by the introductory clause, “This Agreement may be terminated, by written notice only, as follows:”) shall be deleted in its entirety and replaced with the following:

“a. By Verizon Wireless, at least [****] prior to the expiration of any Term or Renewal Term, or by SMSI at least [****] prior to the expiration of any Term or Renewal Term, with such termination in either case being effective as of the end of such Term or Renewal Term. Verizon Wireless shall have the right to place Orders up to and including the effective date of such termination, and termination of this Agreement pursuant to this subsection a shall not affect any Outstanding Order as of the effective date of such termination.”

7.	Section 3.3.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“3.3.2 Provided Verizon Wireless continues to pay the license fees to acquire new licenses to use the Unified Client or the Combination Client, QuickAccess, V CAST Music Essentials Manager and the QuickLink® Mobile Phonebook software, SMSI shall grant to Verizon Wireless, subject to the terms and conditions of this Agreement, at Verizon Wireless’ option, [****], the irrevocable, non-exclusive, non-transferable (except to a parent or Affiliate of Verizon Wireless), limited right to manufacture or have manufactured, enhance or have enhanced, market and distribute the Final Software and the QuickLink® Mobile Phonebook software to distributors, resellers, Original Equipment Manufacturer (OEM) customers of Verizon Wireless, subscribers of Verizon Wireless and end-users.
3.3.2.1	In the event that SMSI files for bankruptcy or ceases to do business, or Termination under Section 3.3 of this Agreement, SMSI shall provide to Verizon Wireless, subject to the terms and conditions of this Agreement, the source codes, which will be disclosed to Verizon for use solely in order to perform under this Agreement and for use of the Software as permitted thereunder, but not to disclose, make derivative works, transfer, sell or assign to others, as well as all operating and design documentation, training materials and any other necessary information, and grant to Verizon Wireless, at Verizon Wireless’ option, for five (5) years, an irrevocable, non-exclusive, non-transferable (except to a parent or subsidiary of Verizon Wireless) limited license to maintain, have maintained and enhance or have enhanced all SMSI Final Software source codes necessary to support all Software created for Verizon Wireless under this Agreement. At the expiration of such time period, Verizon Wireless shall discontinue all of use of such source codes and any copies thereof, and shall deliver to SMSI or destroy, at SMSI’s option, all copies of such source codes, including all documentation and related materials furnished by SMSI.”
8.	Section 5.1 (License Fees) shall be deleted in its entirety and replaced with the following:
Master Software License and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

“5.1 License Fees.
a. For orders placed directly by Verizon Wireless, Verizon Wireless shall pay SMSI the license fees specified in Schedule A for the Single Client, Schedule A-l for the Combination Client, Schedule A-2 for the QuickLink® Mobile Phonebook software, Schedule A-3 for the Unified Client, Schedule A-6 for the CD Front End Start Up Application and V Cast Monitor Tool, for each copy distributed by or for Verizon Wireless or any of its authorized direct or indirect customers, Schedule A-7 for QuickAccess, or Schedule A-8 for V CAST Music Essentials Manager.
b. Verizon shall track the number of copies of QuickAccess distributed to manufacturers and distributors of Embedded Products and the number of Activations and include in its reports required by this Section 5.1(b) of this Agreement the number of copies of QuickAccess Integrated and QuickAccess Standalone distributed to manufacturers and distributors of Embedded Products and the number of Activations during the reporting period using QuickAccess Integrated and the number of Activations during the reporting period made using QuickAccess Standalone. Verizon Wireless shall include in each such report all information reasonably necessary to verify the accuracy of the copies distributed and the number of Activations for that reporting period. Verizon Wireless shall submit monthly reports the month following the month of Activation. SMSI shall thereupon render an Invoice to Verizon Wireless for Activations during such reporting period.
c. In addition to direct purchases made hereunder by Verizon Wireless, Verizon Wireless may designate purchases to be made by third parties on behalf of Verizon Wireless. Such purchases made by third parties on behalf of Verizon Wireless, pursuant to Schedule A or Section 3(b) of Schedule A-l or Section 3(b) of Schedule A-3, and all payments associated with such purchases made by third parties on behalf of Verizon Wireless shall be considered, for purposes of this Agreement, purchases and payments made by Verizon Wireless.
d. Third parties desiring to purchase under Section 5.1(c) of this Agreement shall send a purchase order to SMSI, which shall specify this contract number, the description of the item, the number of units and the requested delivery date, but shall not specify the price for the units (“Zero Dollar Purchase Order”). SMSI shall forward a copy of each such Zero Dollar Purchase Order to Verizon Wireless for approval (“Approval”). Verizon Wireless shall indicate its Approval of a Zero Dollar Purchase Order placed by a third party by sending a notice of approval to SMSI by e-mail or in the same way provided for giving of Notices under this Agreement (“Notice of Approval”). SMSI shall not be obligated to accept a Zero Dollar Purchase Order from a third party, unless Verizon Wireless shall have given SMSI a Notice of Approval of such Zero Dollar Purchase Order, without conditions. On receipt by SMSI of a Notice of Approval of a Zero Dollar Purchase Order, such Zero Dollar Purchase Order shall become an Order under this Agreement and, upon shipment, an obligation of Verizon Wireless at the price set forth herein. The time given to SMSI to fill the Order shall begin to run when SMSI shall have received Verizon Wireless’s Notice of Approval and a Master Release Authorization Form, if required.
Master Software License and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

e. No terms, provisions or conditions of any purchase order, acknowledgment or other business form that either Party, or any party designated to make purchases for Verizon Wireless under section 5.1 (c) of this Agreement, may use in connection with this Agreement including, without limitation, Zero Dollar Purchase Orders, will have any effect on the rights, duties, or obligations of the parties under, or otherwise modify, this Agreement, and each Party hereby continuously objects to any such terms, provisions or conditions.
f. CD-ROM/Production Fee: In addition to the license fee, Verizon Wireless shall pay SMSI a production/reproduction fee of [****] CD ROM for all CD ROMs produced hereunder by SMSI at Verizon Wireless’ request. Such fee shall cover the cost of the Master, the CD, CD label, sleeve, duplication, quality control testing and inspection.
g. Verizon Wireless shall pay SMSI within [****] after receipt of an Invoice.”
9.	Section 5.5 Risk of Loss shall be deleted in its entirety and replaced with the following:

“5.5 Risk of Loss. Verizon Wireless shall bear the risk of loss or damage to the Software during shipment to the end-user. If Verizon Wireless’ designated freight carrier is utilized, or in the event Verizon Wireless shall instruct SMSI to expedite a shipment, Verizon Wireless shall bear the risk of loss of or damage to the Software while in transit to Verizon Wireless or to third parties purchasing on behalf of Verizon Wireless.”

10.	Section 7.3 shall be added to the Agreement, as follows:
     “7.3 With respect to any Software not heretofore accepted by Verizon Wireless pursuant to this Agreement, upon certification by SMSI that the Software is ready for acceptance testing, Verizon Wireless shall (following successful installation of the Software), within a reasonable time, commence tests on the Software to determine, in its reasonable discretion, whether the Software conforms to the specifications and any acceptance criteria set forth or referenced in an applicable Statement of Work, if any, or other similar document setting forth or referencing such criteria (“Acceptance Criteria”). If the Software successfully conforms to the Acceptance Criteria, Verizon Wireless shall notify SMSI in writing of its acceptance of the Software by executing and delivering a Master Release Authorization in the form attached hereto as Schedule E (“Acceptance”). The Software will be deemed to conform to the Acceptance Criteria if an executed Master Release Authorization form, or written notice of rejection, is not delivered by Verizon Wireless to SMSI within 30 days after the date the Software is supplied to Verizon Wireless. If Verizon Wireless reasonably determines that the Software does not so conform, it shall advise SMSI in writing, specifying each such non-conformity, and SMSI shall have a commercially reasonable period of time, to remedy the non-conformance. The parties agree to work in good faith to be as responsive as reasonably possible to pending deadlines.”
11.	Sections 8.2 and 8.3 shall be deleted in their entirety and replaced with the following:
     “8.2 SMSI’s Warranties. SMSI warrants that during the Warranty Period (as defined below), the Software and Data Cables from SMSI’s approved manufacturers (“Approved
Master Software License and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

Data Cables”), furnished hereunder, shall be free from material programming errors and from material defects in workmanship and materials, and shall perform substantially in accordance with the specifications set forth in the documentation provided with such Software and Approved Data Cables. SMSI further warrants that any such documentation (i) is and will continue to be complete, and will accurately describe the then-current versions of such Software and Approved Data Cables so as to enable their users to fully utilize such Software and Approved Data Cable for the purposes for which they are to be licensed to Verizon Wireless hereunder, and (ii) shall be promptly and accurately updated (at a level of quality at least equivalent to the initial documentation provided to Verizon Wireless) to reflect any new versions of such Software and/or Approved Data Cables and any and all other modifications, enhancements, updates, error corrections, improvements, and the like to such Software and Approved Data Cables. Verizon Wireless acknowledges that inevitably some errors may exist in the Software, and the presence of such errors shall not be a breach of this provision. In no event shall SMSI’s obligations under this warranty exceed those contained in SMSI’s end user license, as it may be in effect from time to time. This warranty shall be of no effect should Verizon Wireless cause the Software to be modified or used other than as licensed hereunder or as provided in the documentation without the written consent of SMSI. Other than as provided herein for Approved Data Cables, SMSI makes no warranty with respect to the Hardware. Verizon Wireless’s warranty rights with respect to the Hardware shall be limited to those provided by the original equipment manufacturer(s) of the Hardware.
     “8.3 SMSI’s Fulfillment of Warranty Obligations. If at any time during the 90-day period immediately following the release date for the Approved Data Cables or the date of acceptance of the Software, as applicable (the “Warranty Period”), SMSI or Verizon Wireless shall discover one or more material defects or errors in the Software or Approved Data Cables or any other respect in which the Software or Approved Data Cables fail to conform to the provisions of any warranty contained in this Agreement, SMSI shall, entirely at its own expense, promptly use reasonable efforts to correct such defect, error or nonconformity by, among other things supplying Verizon Wireless with corrected versions of the Software or Approved Data Cables.”
12. Section 9.2 shall be deleted in its entirety and replaced with the following:
     “9.2 Infringement. SMSI agrees to indemnify, defend, and hold Verizon Wireless and its sublicensees harmless from and against any and all actions, suits, settlements, claims, liabilities, damages, losses and expenses (including the reasonable fees of attorneys and other professionals and related costs and expenses) arising directly or indirectly out of or in connection with any claim that the Software violates any patent, trademark, copyright and any other intellectual or industrial property right of third parties, finally awarded in any such claim, suit or proceeding. SMSI shall have no liability for infringement based on (a) failure of Verizon Wireless, or its sub-licensees, to make available to their customers any corrections or enhancements made available by SMSI at no charge that maintain equivalent or better functionality and performance, to the extent that such correction or enhancement would have avoided the infringement claim, (b) modification of the Software without SMSI’s written consent, (c) the combination or use of the Software with any other software, equipment, product, device, item or process not furnished by SMSI or not contemplated under this Agreement, if such infringement would have been avoided by the use of the Software as contemplated herein or alone and in their current unmodified form, (d) Verizon Wireless’s continued infringing activities more than thirty (30) days after being notified
Master Software License and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

thereof or after being informed of modifications that would have avoided the infringement by SMSI, or (e) Software created by SMSI in compliance with the specifications provided by Verizon Wireless. Verizon Wireless shall indemnify, defend, and hold SMSI harmless from and against any and all actions, suits, settlements, claims, liabilities, damages, losses and expenses (including the reasonable fees of attorneys and other professionals and related costs and expenses) arising directly or indirectly out of or in connection with any claim excluded from SMSI’s indemnity obligation by the previous sentence.”
13. The following shall be added to the end of Section 10.1 of the Agreement:
          “Notwithstanding anything in the forgoing to the contrary, SMSI may disclose Verizon Wireless’s Confidential Information to any party whose hardware or software SMSI is required to support, or maintain compatibility with, under this Agreement, provided that such disclosure is made on a need to know basis and is made with Verizon Wireless’ written or e-mail approval, pursuant to a non-disclosure agreement with such party or parties.”
14. Section 10.4 of the Agreement shall be deleted in its entirety and replaced with the following:
“10.4 Intellectual Property.
     10.4.1 Ownership. Except for the rights and assignments expressly granted herein, this Agreement does not transfer from SMSI to Verizon Wireless any SMSI Work Product, or any intellectual property rights therein, and all right, title and interest in and to SMSI Work Product and its intellectual property will remain solely with SMSI. Except for the rights expressly granted herein, this Agreement does not transfer from Verizon Wireless to SMSI any Verizon Wireless Work Product, or any intellectual property rights therein, and all right, title and interest in and to Verizon Wireless Work Product and its intellectual property will remain solely with Verizon Wireless.
     Verizon Wireless hereby grants to SMSI a non-exclusive, royalty-free, retroactive and prospective license to use Verizon Wireless Work Product solely in the development and support of the applicable custom solutions for Verizon Wireless pursuant to the terms of this Agreement. SMSI and Verizon Wireless each agrees that it will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive source code or other trade secrets from the other party.
     10.4.2 SMSI Proprietary Technology. Notwithstanding anything to the contrary in this Agreement, SMSI will not be prohibited or enjoined at any time by Verizon Wireless from utilizing any SMSI Proprietary Technology, or skills or knowledge of a general nature acquired during the course of providing the Software and Services contemplated by this Agreement, including, without limitation, information publicly known or available, information available from a third party, or information that was acquired in similar work performed for another customer of SMSI. SMSI Proprietary Technology includes, without limitation, software tools, hardware designs, algorithms, source code, object code, user interface designs, architecture, class libraries, objects and documentation, network designs, know-how, trade secrets and any related intellectual property rights. SMSI Proprietary Technology further includes any derivatives, improvements, enhancements or extensions of SMSI Proprietary Technology conceived, reduced to practice, or developed during the term
Master Software License and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

of this Agreement that are not uniquely applicable to Verizon Wireless or that have general applicability. SMSI Proprietary Technology includes, without limitation, the SMSI Owned Modules identified in Schedule F.
     10.4.3. SMSI Software. Verizon Wireless agrees that the Software provided hereunder, and any copies thereof, in whole or in part, and all SMSI Proprietary Technology, Work Product and intellectual property rights therein, including without limitation, patent, copyright, trademark, trade secret, and any other intellectual or industrial property rights, are and shall remain the sole property of SMSI, and that all rights thereto are owned and reserved by SMSI, except as provided in Sections 10.4.4 and 10.4.6, herein. Verizon Wireless agrees that it will not create derivatives of such Software, nor use, copy, disclose, sell, assign, sublicense, or otherwise transfer the Software except as expressly provided in this Agreement. Verizon Wireless is prohibited from the disassembly or decompilation of the object code or the disclosure of any other aspect of the workings of the Software without the prior written consent of SMSI.
     SMSI Software includes, without limitation, the software products developed by SMSI under the name “QuickLink Mobile”, “QuickLink Phonebook”, “QuickLink Phone Manager”, “QuickLink Music” and “V Cast Music Essentials Manager” and any adaptations, customizations and modifications thereto made hereunder pursuant to Schedule A-8. Notwithstanding the foregoing, SMSI agrees that it does not have ownership rights to any artwork provided by Verizon Wireless and used in the SMSI Software, or rights to use the “V Cast Music Essentials Manager” trademarks and branding.
     10.4.4 Assignment and License Grant. SMSI hereby assigns to Verizon Wireless all right, title and interest in any copyrights inhering in, and any intellectual property rights inhering in and created solely in the development of, the Verizon Wireless Owned Modules identified in Schedule F that SMSI may have, provided, however, that such assignment does not include any SMSI Proprietary Technology and SMSI Work Product as defined in Section 10.4.2. SMSI hereby grants to Verizon Wireless a non-exclusive, non-transferable, royalty free, perpetual license to use the SMSI Proprietary Technology incorporated into the Verizon Wireless Owned Modules solely in connection with the use of the Software as a whole. “Use” does not include the making of new derivative works, or the right to disclose SMSI Proprietary Technology to third parties, absent SMSI’s prior written consent.
     Verizon Wireless hereby grants to SMSI a non-exclusive, royalty-free, retroactive and prospective license to use Verizon Wireless Owned Modules solely in the development of Software, and support thereof, for Verizon Wireless during the term of this Agreement. SMSI agrees that it will not create derivatives of such Verizon Wireless Owned Modules, nor use, copy, disclose, sell, assign, sublicense, or otherwise transfer the Verizon Owned Modules except as expressly provided in this Agreement. SMSI is prohibited from disclosure of any other aspect of the working of the Verizon Wireless Owned Modules without the prior written consent of Verizon Wireless.
     As a condition precedent to the assignment herein, Verizon Wireless agrees that its rights to use, copy, maintain and modify the Verizon Wireless Owned Modules are subject to the terms of this Agreement including, without limitation, the License Fee provisions of Section 5.1 and the termination provisions of Section 3. Verizon Wireless further agrees that the License Fee provisions of Section 5.1 shall apply to derivatives of the Verizon Wireless
Master Software License and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

Owned Modules created or authorized by Verizon Wireless subject to the then current license rate.
     10.4.5 Source Code. Notwithstanding section 3.3.2.1, upon request of Verizon Wireless, SMSI shall deliver to Verizon Wireless a copy of all source code corresponding to the latest versions of the respective Verizon Wireless Owned Modules.
     10.4.6 Work for Hire. In the event of any future customization projects, Verizon will own any such Works for Hire in accordance with Schedule G. Each work for hire shall be identified in advance, and convenience’s sake, shall be numbered consecutively (e.g., Appendix G-l, Appendix G-2, etc.)”.
     10.4.7 SMSI further agrees that Verizon Wireless owns any specifications created solely by Verizon Wireless, and provided to SMSI. SMSI further agrees that it will not create an initial user interface display screen for a third party that is virtually identical to Verizon Wireless’s, or includes artwork or other branding provided by Verizon Wireless.
15. Section 10.7 shall be added to the Agreement as follows:
“10.7. Verizon Wireless shall obtain from its distributors, including without limitation, manufacturers and distributors of Embedded Products, prior to shipment of any of the Software to such sub-distributors, a written agreement for distribution of the Software, containing terms not less restrictive than those provided for herein.”
16. Section 13.6 of the Agreement shall be deleted in its entirety and replaced with the following:
     “13.6 LIMITATION OF LIABILITY; CONSEQUENTIAL DAMAGES. EXCEPT FOR THIRD PARTY LIABILITIES SUBJECT TO THE INDEMNITY PROVISIONS OF SECTIONS 9.1, 9.2 OR 9.3, A BREACH OF THE CONFIDENTIALITY PROVISIONS IN SECTION 10.1, OR THE INTENTIONAL MISCONDUCT OF A PARTY, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY IN ANY MANNER, UNDER ANY THEORY OF LIABILITY, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING FROM THE SUBJECT MATTER OF THIS AGREEMENT. THIS LIMITATION OF LIABILITY APPLIES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE, ANTICIPATED PROFITS OR LOST BUSINESS, EXCEPT FOR THIRD PARTY LIABILITIES SUBJECT TO THE INDEMNITY PROVISIONS OF SECTIONS 9.1, 9.2 OR 9.3, A BREACH OF THE CONFIDENTIALITY PROVISIONS IN SECTION 10.1, OR THE INTENTIONAL MISCONDUCT OF A PARTY, ONE PARTY’S CUMULATIVE LIABILITY TO THE OTHER PARTY, FROM ALL CAUSES OF ACTION AND ALL THEORIES OF LIABILITY, WILL BE LIMITED TO AND WILL NOT EXCEED THE FEES TO BE PAID TO SMSI BY VERIZON WIRELESS DURING THE TERM OF THIS AGREEMENT. IN NO EVENT WILL VERIZON WIRELESS BE DEEMED LIABLE IN ANY MANNER, DIRECTLY OR INDIRECTLY, FOR THE ACTS OR OMISSIONS OF ANY OF ITS SUBSCRIBERS.”
Master Software License and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

17. Schedule A-2, Section 3, subsection (a) shall be deleted in its entirety and replaced with the following:
“a. Per Unit Price (License) QuickLink® Mobile Phonebook software:
1.	When shipped with VZAccess Manager as part of the Mobile Office Kits and not as a stand-alone product: [****]

2.	When shipped as a stand-alone product: [****]
18. [****]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

[****]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

[****]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

[****]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

[****]
19. Schedule A-3, Section 3; subsection (f) shall be deleted in its entirety.
20. Schedule A-7, QuickAccess and Related Services — Description and Pricing, shall be added to the Agreement in the form attached hereto.
21. Schedule A-8, V CAST Music Essentials Manager and Related Services — Description and Pricing, shall be added to the Agreement in the form attached hereto.
22. Schedule E, Master Release Authorization, shall be added to the Agreement in the form attached hereto.
23. Schedule F shall be added to the Agreement in the form attached hereto.
24. Schedule G, Work Product Identification Form, shall be added to the Agreement in the form attached hereto.
25. Except as specifically provided hereunder, the terms and conditions of the Agreement shall remain in full force and effect as set forth therein.
Master Software License and Distribution Agreement, Confidential Amendment No. 6

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives.

CELLCO PARTNERSHIP		SMITH MICROSOFTWARE, INC.
d/b/a Verizon Wireless

By: Name:	/s/ James Straight James Straight	By: Name:	/s/ William W. Smith, Jr. William W. Smith, Jr.
Title:	VP Data	Title:	President/CEO
Date:	1 Nov. 06	Date:	Oct. 31, 2006
Master Software License and Distribution Agreement, Confidential Amendment No. 6